MORGAN STANLEY AIRCRAFT FINANCE
                             REPORT TO NOTEHOLDERS
               All amounts in US dollars unless otherwise stated

Payment Date                  15th of each month
Convention                    Modified Following Business Day

Current Payment Date          15-Apr-99
Current Calculation Date      9-Apr-99
Previous Payment Date         15-Mar-99
Previous Calculation Date     09-Mar-99

----------------------------------------------------------------------------------------
1. Account Activity Summary between Calculation Dates
----------------------------------------------------------------------------------------
                                  Prior           Deposits        Withdrawals      Balance on
                                 Balance                                           Calculation Date
                                 9-Mar-99                                           9-Apr-99
--------------------------------------------   ---------------   ---------------  --------------
Expense Account                 2,175,019.15     4,280,162.43    (1,997,345.10)    4,457,836.48
Collection Account             11,310,948.98    10,016,359.20    (11,310,959.00)  10,016,349.18
Aircraft Purchase Account                  -                -                -                -
Liquidity Reserve cash balance 25,000,000.00                -                -    25,000,000.00
--------------------------------------------   ---------------   ---------------  --------------
Total                          38,485,968.13    14,296,521.63    (13,308,304.10)  39,474,185.66
--------------------------------------------   ---------------   ---------------  --------------

2. Analysis of Expenses Account Activity
----------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                               2,175,019.15
Transfer from Collection Account on previous Payment Date                  4,264,255.61
Permitted Aircraft Accrual
Interim Transfer from Collection Account
Interest Income                                                               15,906.82
Balance on current Calculation Date
 - Payments on previous payment date                                        (802,506.58)
 - Interim payments                                                       (1,184,503.00)
 - other                                                                     (10,335.52)
----------------------------------------------------------------------------------------
Balance on current Calculation Date                                        4,457,836.48

----------------------------------------------------------------------------------------
3. Analysis of Collection Account Activity
----------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                              11,310,948.98
Collections during period

 - lease rentals                                                           8,859,116.00
 - maintenance reserves                                                    1,011,735.00
 - other leasing income                                                        3,588.68
 - interest income                                                           131,584.00
 - interim transfer from Expense A/C                                          10,335.52
Transfers from Aircraft Purchase Account                                              -
Drawings under Credit or Liquidity Enhancement Facilities                             -
Repayment of Drawings under Credit or Liquidity Enhancement Facilities                -
Transfer to Expense Account on previous Payment Date

 - Required Expense Amount                                                (4,264,255.61)
 - Permitted Aircraft Modifications
Net Swap payments on previous Payment Date                                (1,100,434.51)
Aggregate Note Payments on previous Payment Date                          (5,946,268.88)
Interim Transfer to Expense Account
----------------------------------------------------------------------------------------
Balance on current Calculation Date                                       10,016,349.18
----------------------------------------------------------------------------------------

Analysis of Liquidity Reserve Amount

First Collection Account Reserve                                          15,000,000.00
Second Collection Account Reserve                                         10,000,000.00
Morgan Stanley Facility                                                   10,000,000.00
ILFC Facility
   - Letter of Credit                                   10,000,000.00
   - Cash Security Deposits                             21,021,351.00     31,021,351.00
                                                                         ---------------
Liquidity Reserve Amount                                                  66,021,351.00
                                                                         ---------------

Minimum Liquidity Reserve Amount                                          15,000,000.00

----------------------------------------------------------------------------------------


Current Payment Date                   15-Apr-99
Current Calculation Date               9-Apr-99
Previous Payment Date                  15-Mar-99
Previous Calculation Date              09-Mar-99

----------------------------------------------------------------------------------------------------------------

Balance in Collection Account                                                                     10,016,349.18
Liquidity Reserve Amount                                                                          66,021,351.00
                                                                                              ------------------
Available Collections                                                                             76,037,700.18
                                                                                              ==================

3. Analysis of Collection Account Activity (Continued)

----------------------------------------------------------------------------------------------------------------
Analysis of Current Payment Date Distributions

(I)          Required Expense Amount                                                                 679,301.04
(II) a)      Class A Interest but excluding Step-up                                                2,973,808.93
     b)      Swap Payments other than subordinated swap payments                                     799,625.00
(iii) a)     Repayment of Primary Eligible Credit Facilities                                                  -
      b)     First Collection Account top-up (Minimum liquidity reserve $15 m)                    15,000,000.00
(iv)         Class A Minimum principal payment                                                                -
(v)          Class B Interest                                                                        450,330.64
(vi)         Class B Minimum principal payment                                                       314,439.30
(vii)        Class C Interest                                                                        575,000.00
(viii)       Class C Minimum principal payment                                                                -
(ix)         Class D Interest                                                                        797,500.00
(x)          Class D Minimum principal payment                                                                -
(xi)  a)     Secondary Eligible Credit Facilities (ILFC and Morgan Stanley Facilities)                        -
      b)     Second collection account top-up                                                     51,021,351.00
(xii)        Class A Scheduled principal                                                                      -
(xiii)       Class B Scheduled principal                                                                      -
(xiv)        Class C Scheduled principal                                                                      -
(xv)         Class D Scheduled principal                                                                      -
(xvi)        Permitted accruals for Modifications
(xvii)       Step-up interest                                                                                 -
(xviii)      Beneficial interest                                                                              -
(xix)        Class A Supplemental principal                                                        3,426,344.27
(xx)         Class B Supplemental principal                                                                   -
(xxi)        Class D Redemption Price                                                                         -
(xxii)       Class C Redemption Price                                                                         -
(xxiii)      Class B Redemption Price                                                                         -
(xxiv)       Class A Redemption Price                                                                         -
(xxv)        Subordinated Swap payments                                                                       -
(xxvi)       all remaining amounts to holders of Beneficial interests

             Total Payments with respect to Payment Date                                          76,037,700.18
             less collection Account Top Ups (iii) (b) and (xi) (b) above                         66,021,351.00
                                                                                              ------------------
                                                                                                  10,016,349.18
                                                                                              ==================

----------------------------------------------------------------------------------------------------------------

Current Payment Date                    15-Apr-99
Current Calculation Date                9-Apr-99
Previous Payment Date                   15-Mar-99
Previous Calculation Date               9-Mar-99

----------------------------------------------------------------------------------------
4. Payments on the Notes by Subclass
----------------------------------------------------------------------------------------
                                           Subclass        Subclass        Subclass
(a) Floating Rate Notes                       A-1             A-2             B-1
----------------------------------------------------------------------------------------
Applicable LIBOR                               4.93875%        4.93875%        4.93875%
Applicable Margin                               0.2100%         0.3500%         0.6500%
Applicable Interest Rate                       5.14875%        5.28875%        5.58875%
Day Count                                       Act/360         Act/360         Act/360
Actual Number of Days                                31              31              31
Interest Amount Payable                    1,773,458.33    1,200,350.60      450,330.64
Step-up Interest Amount Payable                       -        NA              NA
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Total Interest Paid                        1,773,458.33    1,200,350.60      450,330.64
----------------------------------------------------------------------------------------

Expected Final Payment Date                   15-Mar-00       15-Sep-05       15-Mar-13
Excess Amortisation Date                      15-Mar-00       15-Apr-98       15-Apr-98
----------------------------------------------------------------------------------------
Original Balance                         400,000,000.00  340,000,000.00  100,000,000.00
Opening Outstanding Principal Balance    400,000,000.00  263,569,942.19   93,574,522.50
----------------------------------------------------------------------------------------
Extended Pool Factors                           100.00%          90.79%          99.52%
expected Pool Factors                           100.00%          85.67%          95.75%
----------------------------------------------------------------------------------------
Extension Amount                                      -               -               -
expected Pool Factor Amount                           -               -               -
Surplus Amortisation                                  -    3,426,344.27      314,439.30
----------------------------------------------------------------------------------------
Total Principal Distribution Amount                   -    3,426,344.27      314,439.30
----------------------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
----------------------------------------------------------------------------------------
Closing Outstanding Principal Balance    400,000,000.00  260,143,597.92   93,260,083.20
----------------------------------------------------------------------------------------

------------------------------------------------------------------------
(b) Fixed Rate Notes                          C-1             D-1
------------------------------------------------------------------------
Applicable Interest Rate                       6.90000%        8.70000%
Day count                                      30 / 360        30 / 360
Number of Days                                       30              30
Interest Amount Payable                      575,000.00      797,500.00
------------------------------------------------------------------------
Total Interest Paid                          575,000.00      797,500.00
------------------------------------------------------------------------
Expected Final Payment Date                   15-Mar-13       15-Mar-14
Excess Amortisation Date                      15-Mar-13       15-Mar-10
Opening Outstanding Principal Balance    100,000,000.00  110,000,000.00
------------------------------------------------------------------------
Extended Pool Factors                           100.00%         100.00%
expected Pool Factors                           100.00%         100.00%
------------------------------------------------------------------------
Extended Amount                                       -               -
expected Pool Factor amount                           -               -
------------------------------------------------------------------------
------------------------------------------------------------------------
Total Principal Distribution Amount                   -               -
------------------------------------------------------------------------
Redemption Amount                                     -               -
- amount allocable to principal                       -               -
- amount allocable to premium                         -               -
------------------------------------------------------------------------
Closing Outstanding Principal Balance    100,000,000.00  110,000,000.00

------------------------------------------------------------------------

--------------------------------------------------------------------------------

Current Payment Date                            15-Apr-99
Current Calculation Date                        9-Apr-99
Previous Payment Date                           15-Mar-99
Previous Calculation Date                       9-Mar-99
----------------------------------------------------------------------------------------------

5. Floating Rate Note information for next Interest Accrual Period

Start of Interest Accrual Period                     15-Apr-99
End of Interest Accrual Period                       15-May-99
Reference Date                                       11-Apr-99

----------------------------------------------------------------------------------------------
                                                     A-1             A-2            B-1
----------------------------------------------------------------------------------------------
Applicable LIBOR                                      4.92625%        4.92625%       4.92625%
Applicable Margin                                      0.2100%         0.3500%        0.6500%
Applicable Interest Rate                              5.13625%         5.2763%        5.5763%
Actual Pool Factor                                     100.00%          76.51%         93.26%
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Fixed Rate Notes                                     C-1             D-1
-------------------------------------------------------------------------------
Actual Pool Factor                                     100.00%         100.00%
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
6. Payments per $ 100,000 Inital Outstanding Principal Balance of Notes
----------------------------------------------------------------------------------------------
(a) Floating Rate Notes                              A-1             A-2            B-1
----------------------------------------------------------------------------------------------

Opening Outstanding Principal Balance               100,000.00       77,520.57      93,574.52
Total Principal Payments                                     -        1,007.75         314.44
Closing Outstanding Principal Balance               100,000.00       76,512.82      93,260.08

Total Interest                                          443.36          353.04         450.33
Total Premium                                                -               -              -
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(b) Fixed Rate Notes                                 C-1             D-1
-------------------------------------------------------------------------------

Opening Outstanding Principal Balance               100,000.00      100,000.00
Total Principal Payments                                     -               -
Closing Outstanding Principal Balance               100,000.00      100,000.00

Total Interest                                          575.00          725.00
Total Premium                                                -               -

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            Comparison of Actual to Date Cashflows versus Prospectus
                          April 15, 1999 Payment Date

                                                       ----------------------------------------------------------------------------
                                                                                                Year to Date
                                                                                    % of Prospectus Gross Lease Revenues

-----------------------------------------------------------------------------------------------------  -----------------------------
Period ending                15-Apr-99   Actual           Actual      Prospectus *  Variance       Actual  Prospectus *   Variance
                                                          To Date        To Date
---------------------------------------------------------------------------------------------------  -------------------------------
Cash Collections
Gross Lease Rentals                 8,859,116       134,285,832     147,251,593   (12,965,761)     91.2%      100.0%       -8.8%
Repossession and other Stress
  Related Costs                       (10,132)        1,392,255      (6,626,322)    8,018,577       0.9%       -4.5%        5.4%
                                  ------------    --------------------------------------------  ---------------------------------
Net Lease Rentals                   8,848,984       135,678,087     140,625,271    (4,947,184)     92.1%       95.5%       -3.4%

Maintenance Receipts                1,011,735        17,713,395               0    17,713,395      12.0%        0.0%       12.0%
Maintenance Expenses                 (350,000)       (7,081,588)              0    (7,081,588)     -3.1%        0.0%       -3.1%
                                  ------------    --------------------------------------------  ---------------------------------
Net Maintenance                       661,735        10,631,806               0    10,631,806       8.9%        0.0%        8.9%

Interest Received                     147,490         2,736,331       1,564,549     1,171,782       1.9%        1.1%        0.8%
Other leasing income                    3,589         2,327,441                     2,327,441       1.6%        0.0%        1.6%
                                  ------------    --------------------------------------------  ---------------------------------
Total Cash Received                 9,661,799       151,373,665     142,189,820     9,183,845     102.8%       96.6%        6.2%

Cash Expenses

Cash Operating Expenses
 - Insurance, re-leasing and

     other costs                     (190,275)       (1,834,709)     (5,153,806)    3,319,096      -1.2%       -3.5%        2.3%
 -( increase) / decrease in
  Accrued Expenses                  1,039,775        (4,635,240)                   (4,635,240)     -3.1%        0.0%       -3.1%
                                  ------------    --------------------------------------------  ---------------------------------
subtotal                              849,500        (6,469,949)     (5,153,806)   (1,316,144)     -4.4%       -3.5%       -0.9%

SG&A

 - Servicer Fees                     (412,920)       (5,230,364)     (5,930,839)      700,475      -3.6%       -4.0%        0.5%
 - Other Servicer provider
     fees and Overhead               (761,330)       (2,704,870)     (3,656,533)      951,663      -1.8%       -2.5%        0.6%
                                  ------------    --------------------------------------------  ---------------------------------
subtotal                           (1,174,250)       (7,935,234)     (9,587,372)    1,652,138      -5.4%       -6.5%        1.1%

                                  ------------    --------------------------------------------  ---------------------------------
Total Cash Expenses                  (324,751)      (14,405,183)    (14,741,177)      335,994      -9.8%      -10.0%        0.2%

----------------------------------------------------------------------------------------------  ---------------------------------
NET CASH COLLECTIONS                9,337,048       136,968,482     127,448,643     9,519,839      93.0%       86.6%        6.5%
----------------------------------------------------------------------------------------------  ---------------------------------

Exceptional Items

 - THY Note Distribution                             27,143,085      27,143,085             0      18.4%       18.4%        0.0%
----------------------------------------------------------------------------------------------  ---------------------------------
TOTAL NET CASH COLLECTIONS          9,337,048       164,111,567     154,591,728     9,519,839     111.4%      105.0%        6.5%
----------------------------------------------------------------------------------------------  ---------------------------------

Interest Payments (Net of
  Swap effects)                     5,596,265        77,515,246      78,920,863    (1,405,617)     52.6%       53.6%       -1.0%
Principal Payments
A-1                                         0                 0               0             0       0.0%        0.0%        0.0%
A-2                                 3,426,344        79,856,403      68,930,948    10,925,455      54.2%       46.8%        7.4%
B-1                                   314,439         6,739,917       6,739,917            (0)      4.6%        4.6%        0.0%
C-1                                         0                 0               0             0       0.0%        0.0%        0.0%
D-1                                         0                 0               0             0       0.0%        0.0%        0.0%
                                   -----------     -------------------------------------------  ---------------------------------
subtotal                            3,740,784        86,596,320      75,670,865    10,925,455      58.8%       51.4%        7.4%

----------------------------------------------------------------------------------------------  ---------------------------------
Total Payments to
  Noteholders                       9,337,048       164,111,566     154,591,728     9,519,838     111.4%      105.0%        6.5%
----------------------------------------------------------------------------------------------  ---------------------------------
Benefical Interest Distributions            0                (0)              0            (0)      0.0%        0.0%        0.0%
----------------------------------------------------------------------------------------------  ---------------------------------

*Prospectus Cash Collections and Cash Expenses have been adjusted for non-delivery of THY Aircraft, msn 25272.


    -------------------------------------------------------------------------------------------------------------------------------
                                 Coverage Ratios
                                    Closing              Prospectus*              Actual
    -------------------------------------------------------------------------------------------------------------------------------
     a Net Cash Collections                             154,591,728                165,711,566
     b Swaps                                              6,116,864                  6,960,482
     c Class A Interest                                  47,465,568                 45,312,831
     d Class A Minimum                                   22,188,410                 15,221,945
     e Class B Interest                                   6,946,931                  6,710,432
     f Class B Minimum                                    6,739,917                  6,739,917
     g Class C Interest                                   7,705,000                  7,771,667
     h Class C Minimum                                            -                          -
     I Class D Interest                                  10,686,500                 10,759,833
     j Class D Minimum                                            -                          -
     k Class A Scheduled                                          -                          -
     l Class B Scheduled                                          -                          -
     m Class C Scheduled                                          -                          -
     n Class D Scheduled                                          -                          -
     o Permited Aircraft Modifications                            -                  1,600,000
     p Class A Supplemental                              46,742,538                 64,634,459
                                                  ------------------         ------------------
       Total                                            154,591,728                165,711,566
                                                  ------------------         ------------------

       Interest Coverage Ratio

       Class A                                                 3.26                       3.66
       Class B                                                 2.02                       2.46
       Class C                                                 1.70                       2.03
       Class D                                                 1.52                       1.79

       Debt Coverage Ratio

       Class A                                                 1.52                       1.79
       Class B                                                 1.52                       1.79
       Class C                                                 1.52                       1.79
       Class D                                                 1.52                       1.79

       Loan-to-Value Ratios

       Assumed Portfolio Value   1,115,510,000              1,040,849,143
       Adjusted Portfolio Value                                                        1,007,567,314
       Liquidity Reserve Amount
       Of which - Cash              25,000,000                 25,000,000                 30,600,000
                - Letters of Credit 40,000,000                 41,226,351                 41,226,351
                                 --------------        ------------------         ------------------
       Subtotal                     65,000,000                 66,226,351                 71,826,351
       Less Lessee
        Security Deposit           (20,000,000)               (21,226,351)               (21,226,351)
       Less Accrued Expenses                                                              (5,600,000)
       ----------------------------------------        ------------------         ------------------
       Subtotal                     45,000,000                 45,000,000                 45,000,000
       Total Asset Value         1,160,510,000              1,085,849,143              1,052,567,314

       Note Balances a15-Apr-99
       Class A                     740,000,000    63.8%       671,069,052    61.8%       660,143,597    62.7%
       Class B                     100,000,000    72.4%        93,260,083    70.4%        93,260,083    71.6%
       Class C                     100,000,000    81.0%       100,000,000    79.6%       100,000,000    81.1%
       Class D                     110,000,000    90.5%       110,000,000    89.7%       110,000,000    91.5%
                                 --------------         ------------------         ------------------
       Total                     1,050,000,000                974,329,135                963,403,680
                                 --------------         ------------------         ------------------
  Assumed Portfolio Value as a Percent of Adjusted Porfoli103.3%e
    --------------------------------------------------------------------------------------------------------------------------------

1. Interest Coverage Ratio is equal to Net Cash Collections expressed as a ratio of the interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

2. Debt Service Ratio is equal to Net Cash Collections expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

3. Total Asset Value is equal to Total Assumed Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.

4. Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

5. Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as detemined by the most recent Appraisal multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

6. The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to Noteholders

                         MORGAN STANLEY AIRCRAFT FINANCE

              Management Discussion & Analysis of Cash Performance

Background

         On March 3, 1998, Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, issued $1,050 million of Notes in five subclasses- Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 (the "Notes"). The Notes were issued in connection with MSAF's agreement to acquire 33 aircraft plus a spare engine with a total appraised value at September 30, 1997 of $1,115.51 million from International Lease Finance Corporation ("ILFC").

         All but one of the 33 aircraft were acquired by MSAF. The undelivered aircraft was a B737 with an appraised value of $28.82 million. Pursuant to the indenture relating to the Notes (the "Indenture"), MSAF decided not to substitute this aircraft but to distribute to Noteholders $26.0 million which represents that portion of the proceeds from the offering of the Notes relating to this aircraft on June 15, 1998. As a result, the overall size of the aircraft fleet is now 32 aircraft plus a spare engine with a revised total appraised value at September 30, 1998 of $1,029.4 million. Applying the declining value assumption to the original September 30, 1997 fleet appraisal, the total appraised value was assumed to be $1,047.9 million at February 16, 1999. See "Aircraft Values" below. As of April 1, 1999, all 32 aircraft plus the engine were subject to leases with 30 lessees in 19 countries as shown in Schedule A attached.

         The discussion and analysis, which follows, is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group").

General

         MSAF Group is a special purpose vehicle which owns aircraft subject to operating leases and, in certain instances, a finance lease. MSAF may also make aircraft acquisitions and aircraft sales. MSAF intends to acquire additional commercial passenger or freight aircraft from various sellers and will finance the acquisition of such aircraft by issuing additional notes. Any acquisition of further aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

         MSAF's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors including interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting lessee operations and trading; manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers exiting or entering the market or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; and air traffic control infrastructure constraints such as limitations on the number of landing slots.

         MSAF's ability to compete against other lessors is determined, in part, by (i) the composition of its fleet in terms of mix, relative age and popularity of the aircraft types; (ii) operating restrictions imposed by the Indenture, and
(iii) the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF.

         This report presents information for the period from and including November 17, 1998 to and including the Note Payment Date on February 16, 1999. The financial data includes payments made by MSAF on February 16, 1999 but includes receipts from November 10, 1998 up to February 9, 1999,this being the calculation date for the February 16, 1999 Note Payment Date.

Cashflow Performance Relative to the Assumptions

         The February 20, 1998 Offering Memorandum for the Notes (the "Offering Memorandum") contains assumptions in respect of MSAF's future cashflows and cash expenses (the "Assumptions"). In the period from November 17, 1998 to February 16, 1999, MSAF generated approximately $0.9 million in net cash collections in excess of the Assumptions, due to higher than expected net maintenance revenues.

         Cash Collections

         "Cash Collections" comprise lease rental payments, maintenance reserve payments by lessees and cash interest paid on MSAF's cash balances. The Offering Memorandum assumed Cash Collections for the period from November 17, 1998 to February 16, 1999 of $30.2 million. Total Cash Collections achieved in this period were $32.0 million, a positive difference of $1.8 million. This difference is due to a combination of factors set out below.

         Gross lease rentals. Cash Collections relating to gross lease rentals for the period from November 17, 1998 to February 16, 1999 amounted to $28.3 million or approximately $3 million less than the $31.3 million assumed in the period. Lessee rental arrears, outstanding restructured payments, bad debts and lost revenue due to aircraft on ground explain this variance. See "Developments
- Lessee Difficulties" below.

         Repossession and other stress related costs (net of security deposits applied). Repossession and other stress related costs (net of security deposits applied) for the period from November 17, 1998 to February 16, 1999 amounted to an inflow of $0.7 million, compared to a cost of $1.4 million in assumed stress related costs for this period. The inflow of $0.7 million reflects the application of a security deposit from one terminated lease. As of April 1, 1999, this aircraft was subject to a signed lease agreement with a new lessee.

         Net lease rentals. The Offering Memorandum assumes a 4.5% reduction in gross lease rentals due to certain stress related costs (repossession costs, AOG costs and arrearages) ("Net Lease Rentals"). For the period from November 17, 1998 to February 16, 1999, assumed Net Lease Rentals were $29.9 million. Actual Net Lease Rentals for the period were $29.0 million, $0.9 million less than the Assumptions principally because of lower than assumed gross lease rentals, which were partially offset by lower than assumed repossession and other stress related costs. It is likely that net lease rentals will remain weak in the current financial year, due to potential lessee defaults, arrears and increased repossession and other stress-related costs. See "Developments - Lessee Difficulties" below.

                  Maintenance. In the period from November 17, 1998 to February 16, 1999, maintenance receipts were $4.3 million, exceeding maintenance disbursements of $1.8 million by $2.5 million. The Offering Memorandum assumes that maintenance receipts will equal maintenance disbursements over the term of the Notes, and therefore, maintenance receipts and maintenance disbursements are both assumed to be zero in each Note Payment Period. In any particular Note Payment Period, however, there will be actual maintenance receipts and disbursements and it is unlikely that maintenance receipts will equal maintenance disbursements in any such period. It is likely that maintenance disbursements will increase due to anticipated engine overhauls and re-leasing expenses which we originally expected to incur in 1998 but which we now expect to incur in the current year. As of February 16, 1999, there was approximately $3.2 million held in the Expense Account for projected maintenance expenses over the following three months.

         Interest received. Actual interest received for the period from November 17, 1998 to February 16, 1999 was $0.5 million compared to $0.4 million assumed in the Offering Memorandum for the same period. The difference is due to a combination of two offsetting factors. First, actual interest received includes interest received on amounts in the Expense Account and interim balances in the Collection Account which are not included in the Offering Memorandum assumptions. Second and partially offsetting the impact of these higher cash balances on which interest has been earned, the Offering Memorandum assumed a reinvestment rate of 5.75% while the average reinvestment rate for the period was approximately 5.27%.

         Other cash received. Other cash received for the period from November 17, 1998 to February 16, 1999 was approximately $0.1 million or $0.1 million more than assumed in the Offering Memorandum. Other cash received consists of late lease payment charges and interest earned on a former lessee's deposit.

         Cash Expenses

         "Cash Operating Expenses" includes all fees, costs or expenses paid by any MSAF Group member in the course of the business activities permitted to be conducted by it under the Indenture. The cash outflows in respect of Operating Expenses shown in the Offering Memorandum were assumed to be $1.1 million for the period from November 17, 1998 to February 16, 1999. Total cash expenses paid in this period were approximately $2.3 million, a negative variance of $1.2 million. This variance is due to a combination of factors set out below.

Cash Operating Expenses

         Insurance, re-leasing and other costs. Insurance, re-leasing and other costs incurred were approximately $0.4 million from November 17, 1998 to February 16, 1999, which was $0.7 million less than the assumed costs of $1.1 million for the period.

         Increase in Accrued Expenses. $1.8 million of accrued expenses was transferred to the expense account in the period from November 17, 1998 to February 16, 1999 and is expected to be payable in the current year. The balance in the Expense Account on February 16, 1999 was $4.3 million. Approximately $3.2 million of this $4.3 million relates to accrued maintenance expenses while the remaining $1.1 million relates to accrued insurance, re-leasing and other costs. The Offering Memorandum assumes there are no accrued expenses.

Selling, General and Administrative

         Servicer fees. Fees paid to ILFC, as Servicer, during the period from November 16, 1998 to February 16, 1999 amounted to $1.8 million, which is $0.2 million higher than the assumed cost of $1.6 million for the period. A significant portion of the Servicer fees are calculated as a percent of rental revenue actually received. While actual rental revenue received was lower than assumed in the Offering Memorandum, total fees paid were higher as they included an Annual Incentive fee of $0.5 million, paid in December 1998.

         Other service provider fees and overhead. Other service provider fees and overhead amounted to $0.4 million for the period from November 17, 1998 to February 16th, 1999. This is $0.4 million below the assumed amount of $0.8 million for the period, partly due to lower than assumed Administrative Agent's fee because of lower rental revenues but mainly due to lower than assumed overhead costs.

         Note Payments

         Interest payments. Actual interest payments to Noteholders net of swap effects were $17.5 million, slightly higher than assumed net payments of $17.4 million for the period from November 17, 1998 to February 16, 1999.

         Principal payments. Total principal distributions in the period from November 17, 1998, to February 16, 1999 were $10.1 million, an excess of $0.9 million over assumed total debt amortization for this period, reflecting the higher than assumed net cash collections as discussed above. The principal amortization payments were made with respect to the A-2 and B-1 Notes.

Other Financial Data

         Cash

         Cash held at February 16, 1999 was $29.2 million. Of this amount, $25 million represents the cash portion of the Liquidity Reserve Amount (which is used as a source of liquidity for, among other things, maintenance obligations, security deposit return obligations, cash operating expenses and contingent liabilities) and $4.3 million represents accrued expenses and is held in the Expense Account. The $4.3 million of Accrued Expenses is in respect of likely maintenance and re-leasing expenses expected to fall due in the next quarter.

         In addition to the $25 million cash portion at February, 16, 1999, the Liquidity Reserve Amount also contained $40.4 million of undrawn credit and liquidity facilities from Morgan Stanley Dean Witter and ILFC.

Aircraft Values

         Under the terms of the Notes, MSAF is obliged to obtain annual appraisals of the Base Value of each aircraft from three independent appraisers by October 31 of each year. Generally, where the appraisals indicate a Base Value decline significantly in excess of the value decline assumed under the terms of the Notes, excess cash flow is redirected to the extent required to the Class A Notes via the Class A Scheduled Principal Payment Amount. The most recent appraisals occurred in September 30, 1998 and the next are due to occur no later than October 31, 1999. A copy of the most recent Appraisals is attached in Schedule A. The actual appraised value of the fleet as at September 30, 1998 was $1,029.4 million versus an assumed value of $ 1,058.3 million as at November 17, 1999.

         A-D Note Balance

         As of February 16, 1999, the aggregate amount of Class A-D Notes outstanding was $968.7 million, approximately $12.7 million lower than assumed due to higher than assumed principal repayments with respect to the Class A-2 Notes.

Developments

         Lessee Difficulties

         As of April 1, 1999, two lessees were in arrears. The aircraft on lease to the two lessees in arrears represent approximately 9.0% of the appraised value of the portfolio at September 30,1998 and both lessees are based in Brazil. The amounts outstanding and overdue for the two lessees in respect of Rental Payments, Maintenance Reserves and other miscellaneous amounts due under the Leases (net of default interest and certain cash in transit) with respect to these lessees amounted to approximately $5.1 million. The weighted average number of days past due of such arrears was 68 days. See "Latin America" below.

         Since November 30, 1998 two lessees have been terminated early. The two early lease terminations were uncontested by the lessees. Both aircraft have been re-leased to new lessees and the aircraft are currently undergoing redelivery modifications prior to delivery, scheduled for April 1999.

Europe / Middle East

          In light of continued non-payment of rental and maintenance prepayments, the Servicer agreed to terminate the lease with Onur Air early and repossess the aircraft. The aircraft represents 4.3% of the appraised value of the portfolio at September 30, 1998. As of April 1, 1999, Onur Air was in arrears, owing $1.4 million in rental and maintenance reserves (net of security deposits). Amounts owed were restructured as part of the early termination agreement and are scheduled for repayment in full by October 1999.The aircraft has been re-leased to Air Alfa, a Turkish based charter airline.

         Asia

         During the period from March 3, 1998 to February 16, 1999, the economies of Asia were severely affected by economic and financial difficulties. Currently, MSAF leases 13.0% of its fleet in the Asia Region (5.5% in South Korea, 4.9% in Taiwan and 2.6% in China) and 6.7% in Pacific and Other regions (6.7% in Fiji) by appraised value of the portfolio at September 30, 1998. As of April 1, 1999 none of these lessees were in arrears although severe financial difficulties have been reported for certain other air carriers in the region. One of the lessees restructured its lease payments which will result in a lower rental payment over the remaining lease term.

         Latin America

         Considerable uncertainty currently affects the major economies in Latin America. As of April 1, 1999, MSAF leased 17.4% of its fleet in Latin America (6.3% in Mexico and 11.1% in Brazil) by appraised value of the portfolio at September 30, 1998.

         In January 1999, Brazil decided to float its currency on the international currency market which resulted in a devaluation of its currency and increased its exchange rate volatility. One of MSAF's Brazilian lessees, which accounts for 6.1% of the appraised value of the portfolio at September 30, 1998, requested a short-term stay in lease payments during the current period of exchange rate volatility. The lessee is currently in discussion with its principal lessors, regarding its financial position, the outcome of which may well be the restructuring of its lease payments to MSAF. The rentals of another lessee, representing 2.1% of the appraised value of the portfolio at September 30, 1998, have been restructured. The lessee has agreed with the Servicer to defer part of its rental for a six month period and to pay the arrearage, with interest, in full by January next year. The rental arrears of the third Brazilian lessee, which accounts for 2.9% of the appraised value of the portfolio at September 30, 1998, were restructured in December 1998, and the lessee is in arrears with respect to the restructured payments amounts as well as subsequent lease payments.

                  In January 1999, the Servicer agreed with Guyana Airways to terminate the lease early and repossess the aircraft. As part of the termination agreement , the airline has agreed to repay certain arrears, costs and expenses associated with the redelivery of this aircraft. The Guyana aircraft is a B757-200 and accounts for 3.3% of the appraised value of the portfolio at September 30, 1998.The aircraft is subject to a new lease with a US carrier, National Airlines.

                                                           Quarterly Analysis
                                             Comparison of Actual Cashflows Versus Prospectus
                                             for the period from Nov 17, 1998 to Feb 16, 1999
                                             ------------------------------------------------

                               Start Date     11/17/98
                               End Date        2/16/99
                               -----------------------------------------------------------------------------
                                                              Quarterly Data
                                                                       % of Prospectus Gross Lease Revenues
--------------------------------------------------------------------   -------------------------------------
Period ending                    Actual   Prospectus *   Variance        Actual    Prospectus *  Variance
                                To Date     To Date
--------------------------------------------------------------------   -------------------------------------
Gross Lease Rentals

Gross Lease Rentals            28,351,681   31,292,894   (2,941,213)         90.6%       100.0%       -9.4%
Repossession and other
  Stress Related Costs            697,020   (1,408,180)   2,105,200           2.2%        -4.5%        6.7%
                               -------------------------------------   -------------------------------------
Net Lease Rentals              29,048,701   29,884,714     (836,013)         92.8%        95.5%       -2.7%

Maintenance Receipts            4,334,063            0    4,334,063          13.8%         0.0%       13.8%
Maintenance Expenses           (1,811,296)           0   (1,811,296)         -5.8%         0.0%       -5.8%
                               -------------------------------------   -------------------------------------
Net Maintenance                 2,522,767            0    2,522,767           8.1%         0.0%        8.1%

Interest Received                 454,797      350,238      104,559           1.5%         1.1%        0.3%
Other Cash Received                14,672                    14,672           0.0%         0.0%        0.0%
                               -------------------------------------   -------------------------------------
Total Cash Received            32,040,936   30,234,952    1,805,985         102.4%        96.6%        5.8%

Cash Expenses

Cash Operating Expenses

 - Insurance, re-leasing
     and other costs             (361,332)  (1,095,251)     733,919          -1.2%        -3.5%        2.3%
 - (increase)/decrease in
     Accrued Expenses          (1,801,809)           0   (1,801,809)         -5.8%         0.0%       -5.8%
                               -------------------------------------   -------------------------------------
subtotal                       (2,163,141)  (1,095,251)  (1,067,890)         -6.9%        -3.5%       -3.4%

SG&A

 - Servicer Fees               (1,774,927)  (1,594,307)    (180,620)         -5.7%        -5.1%       -0.6%
 - Other Servicer provider
     fees and Overhead           (437,238)    (805,074)     367,836          -1.4%        -2.6%        1.2%
                               -------------------------------------   -------------------------------------
subtotal                       (2,212,166)  (2,399,382)     187,216          -7.1%        -7.7%        0.6%
                               -------------------------------------   -------------------------------------
Total Cash Expenses            (4,375,307)  (3,494,633)    (880,674)        -14.0%       -11.2%       -2.8%

--------------------------------------------------------------------   -------------------------------------
NET CASH COLLECTIONS           27,665,630   26,740,319      925,311          88.4%        85.5%        3.0%
--------------------------------------------------------------------   -------------------------------------

Interest Payments (Net of
  Swap effects)                17,515,666   17,451,532       64,134          56.0%        55.8%        0.2%
Principal Payments
A-1                                     0            0            0           0.0%         0.0%        0.0%
A-2                             9,218,226    8,357,049      861,177          29.5%        26.7%        2.8%
B-1                               931,738      931,738           (0)          3.0%         3.0%        0.0%
C-1                                     0            0            0           0.0%         0.0%        0.0%
D-1                                     0            0            0           0.0%         0.0%        0.0%
                               -------------------------------------   -------------------------------------
subtotal                       10,149,964    9,288,787      861,177          32.4%        29.7%        2.8%

--------------------------------------------------------------------   -------------------------------------
Total Payments to Noteholders  27,665,630   26,740,319      925,311          88.4%        85.5%        3.0%
--------------------------------------------------------------------   -------------------------------------

Benefical Interest Distributions        0            0            0           0.0%         0.0%        0.0%
------------------------------------------------------------------------------------------------------------

*Prospectus Cash Collections and Cash Expenses have been adjusted for non-delivery of THY Aircraft, msn 25272.

                                            Comparison of Actual to Date Cashflows versus Prospectus
                                          From March 3, 1998 (Note Issuance Date) to February 16, 1999
                                  ----------------------------------------------------------------------------------
                                                                    Year to Date
                                                                    ------------
                                                                            % of Prospectus Gross Lease Revenues
-------------------------------------------------------------------------   ----------------------------------------
Period ending           16-Feb-99   Actual   Prospectus *    Variance          Actual    Prospectus *    Variance
------------
                                   To Date      To Date
-------------------------------------------------------------------------   ----------------------------------------
Cash Collections
Gross Lease Rentals               115,824,103  125,412,288    (9,588,185)          92.4%        100.0%        -7.6%
Repossession and other
  Stress Related                    1,251,537   (5,643,553)    6,895,090            1.0%         -4.5%         5.5%
                                  ---------------------------------------   ----------------------------------------
Net Lease Rentals                 117,075,640  119,768,735    (2,693,095)          93.4%         95.5%        -2.1%

Maintenance Receipts               15,730,147            0    15,730,147           12.5%          0.0%        12.5%
Maintenance Expenses               (4,901,142)           0    (4,901,142)          -3.4%          0.0%        -3.4%
                                  ---------------------------------------   ----------------------------------------
Net Maintenance                    10,829,005            0    10,829,005            9.2%          0.0%         9.2%

Interest Received                   2,455,741    1,331,057     1,124,684            2.0%          1.1%         0.9%
Other leasing income                2,223,652            0     2,223,652            1.8%          0.0%         1.8%
                                  ---------------------------------------   ----------------------------------------
Total Cash Received               132,584,038  121,099,792    11,484,246          105.7%         96.6%         9.2%

Cash Expenses
Cash Operating Expenses

 - Insurance, re-leasing
     and other costs               (1,564,910)   (4,389,430)    2,824,521           -1.2%         -3.5%         2.3%

 - (increase)/decrease in
     Accrued Expenses              (4,249,699)            0    (4,249,699)          -3.4%          0.0%        -3.4%
                                  ---------------------------------------   ----------------------------------------
subtotal                           (5,814,608)   (4,389,430)   (1,425,178)          -4.6%         -3.5%        -1.1%

SG&A
 - Servicer Fees                   (4,394,179)   (4,840,992)      446,813           -3.5%         -3.9%         0.4%
 - Other Servicer provider
     fees and Overhead             (1,790,523)   (3,107,014)    1,316,492           -1.4%         -2.5%         1.0%
                                  ---------------------------------------   ----------------------------------------
subtotal                           (6,184,701)   (7,948,006)    1,763,305           -4.9%         -6.3%         1.4%
                                  ---------------------------------------   ----------------------------------------
Total Cash Expenses               (11,999,310)  (12,337,436)      338,127           -9.6%         -9.8%         0.3%

-------------------------------------------------------------------------   ----------------------------------------
NET CASH COLLECTIONS              120,584,728   108,762,355    11,822,373           96.2%         86.7%         9.4%
-------------------------------------------------------------------------   ----------------------------------------

Exceptional Items
 - THY Note Distribution           27,143,085    27,143,085             0           21.6%         21.6%         0.0%
-------------------------------------------------------------------------   ----------------------------------------
TOTAL NET CASH COLLECTIONS        147,727,813  135,905,440    11,822,373          117.8%        108.4%         9.4%
-------------------------------------------------------------------------   ----------------------------------------

Interest Payments (Net of
  Swap effects)                    66,459,142   67,384,492      (925,350)          53.0%         53.7%        -0.7%
Principal Payments
A-1                                         0            0             0            0.0%          0.0%         0.0%
A-2                                75,156,342   62,408,620    12,747,722           59.9%         49.8%        10.2%
B-1                                 6,112,329    6,112,329            (0)           4.9%          4.9%         0.0%
C-1                                         0            0             0            0.0%          0.0%         0.0%
D-1                                         0            0             0            0.0%          0.0%         0.0%
                                 ---------------------------------------   ----------------------------------------
subtotal                           81,268,670   68,520,948    12,747,722           64.8%         54.6%        10.2%

------------------------------------------------------------------------   ----------------------------------------
Total Payments to Noteholders     147,727,813  135,905,440    11,822,372          117.8%        108.4%         9.4%
------------------------------------------------------------------------   ----------------------------------------
Benefical Interest Distributions           (0)           0            (0)           0.0%          0.0%         0.0%
-------------------------------------------------------------------------   ----------------------------------------
*Prospectus Cash Collections and Cash Expenses have been adjusted for non-delivery of THY Aircraft, msn 25272.

                                        Comparison of Actual to Date Cashflows versus Prospectus
                                        From March 3, 1998 (Note Issuance Date) to February 16, 1999
   ---------------------------------------------------------------------------------------------------
                                                    Coverage Ratios
                              Closing            Prospectus*              Actual
   ---------------------------------------------------------------------------------------------------
    a Net Cash Collections                         135,905,440          149,327,813


    b Swaps                                          4,970,730           5,060,423
    c Class A Interest                              40,803,383          39,745,434

    d Class A Minimum                               22,188,410          15,221,945
    e Class B Interest                               5,963,879           5,866,785
    f Class B Minimum                                6,112,329           6,112,329
    g Class C Interest                               6,555,000           6,621,667
    h Class C Minimum                                        -                   -
    I Class D Interest                               9,091,500           9,164,833
    j Class D Minimum                                        -                   -
    k Class A Scheduled                                      -                   -
    l Class B Scheduled                                      -                   -
    m Class C Scheduled                                      -                   -
    n Class D Scheduled                                      -                   -
    o Permited Aircraft Modifications                        -           1,600,000
    p Class A Supplemental                          40,220,209          59,934,397
                                                ---------------        -----------
      Total                                        135,905,440         149,327,813
                                                ---------------        -----------

      Interest Coverage Ratio
      Class A                                             3.33                3.76
      Class B                                             1.97                2.45
      Class C                                             1.67                2.03
      Class D                                             1.50                1.80

      Debt Coverage Ratio
      Class A                                             1.50                1.80
      Class B                                             1.50                1.80
      Class C                                             1.50                1.80
      Class D                                             1.50                1.80

      Loan-to-Value Ratios
      Assumed Portfolio
        Value               1,115,510,000        1,047,853,475
      Adjusted Portfolio
        Value                                                        1,014,246,130
      Liquidity Reserve
        Amount Of which
          - Cash               25,000,000           25,000,000          29,300,000
          - Letters of
              Credit
              held             40,000,000           41,226,351          41,226,351
                            -------------        -------------       -------------
      Subtotal                 65,000,000           66,226,351          70,526,351
      Less Lessee Security
        Deposits              (20,000,000)         (21,226,351)        (21,226,351)
      Less Accrued Expenses                                             (4,300,000)
                            -------------        -------------       -------------
      Subtotal                 45,000,000           45,000,000          45,000,000
      Total Asset Value     1,160,510,000        1,092,853,475       1,059,246,130

      Note Balances
        as at 16-Feb-99
      Class A                 740,000,000   63.8%  677,591,380  62.0%  664,843,658  62.8%
      Class B                 100,000,000   72.4%   93,887,671  70.6%   93,887,671  71.6%
      Class C                 100,000,000   81.0%  100,000,000  79.7%  100,000,000  81.1%
      Class D                 110,000,000   90.5%  110,000,000  89.8%  110,000,000  91.5%
                            -------------        -------------       -------------
      Total                 1,050,000,000          981,479,052         968,731,330
                            -------------        -------------       -------------
      Assumed Portfolio Value as a Percent of
        Adjusted Portfolio Value as at April 15, 1999                              103.3%
     ---------------------------------------------------------------------------------------------------

1. Interest Coverage Ratio is equal to Net Cash Collections expressed as a ratio of the interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

2. Debt Service Ratio is equal to Net Cash Collections expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

3. Total Asset Value is equal to Total Assumed Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.

4. Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

5. Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as detemined by the most recent Appraisal multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

6. The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to Noteholders


                                                                 Schedule A
                                             Morgan Stanley Aircraft Finance Portfolio Details
                                        All amounts in thousands of US dollars unless otherwise stated

  Figures as of April 1,1999
  --------------------------
                                                                                                         30-Sep-98
                    Country of                                     Engine       Serial     Date of      Adjusted Base  % of
     Region (1)     Current Less  Current Lessee    Type        Configuration   Number    Manufacture      Value (2)   Total
     ----------     ------------  --------------    ----        -------------   ------    -----------   -------------  -----

   1 Europe         France        Air Liberte       MD-83       JT8D-219        49822     Dec-88             19,433    1.9%
   2 (Developed)    France        Aeropostale       B737-3S3QC  CFM 56-3C1      23788     May-87             21,420    2.1%
   3                Greece        Olympic Airways   B737-4Q8    CFM 56-3C1      25371     Jan-92             27,137    2.6%
   4                Netherlands   KLM               engine      CF6-80C2B6F    704279     Jun-95              5,593    0.5%
   5                Netherlands   Transavia         B737-3K2    CFM 56-3C1      27635     May-95             29,863    2.9%
   6                Ireland       TransAer          A320-200    V2500-A1          414     May-93             31,503    3.1%
   7                Portugal      TAP               B737-382    CFM 56-3B2      25161     Feb-92             25,020    2.4%
   8                Sweden        Transwede SAFE    B737-548    CFM 56-3B1      25165     Apr-93             20,860    2.0%
   9                Switzerland   Flightlease       A310-300    JT9D-7R4E1        410     Nov-85             25,377    2.5%
  10                UK            Britannia/Ansett  B767-204ER  CF6-80A         23807     Aug-87             36,390    3.5%
  11                UK            Caledonian        A320-200    V2500-A1          393     Feb-93             31,310    3.0%
  12                UK            Monarch           A320-200    V2500-A1          279     Feb-92             30,467    3.0%
  13                UK            Unijet            B767-39HER  CF6-80C2B6F     26256     Apr-93             67,767    6.6%
  14                UK            Flying Colours    B757-28A    RB211-535-E4-37 24367     Feb-89             34,870    3.4%

  15 North America  USA           Alaska            B737-4Q8    CFM 56-3C1      25104     May-93             28,210    2.7%
  16 (Developed)    USA           TWA               MD-83       JT8D-219        49824     Mar-89             20,423    2.0%
  17                USA           TWA               MD-82       JT8D-217C       49825     Mar-89             18,270    1.8%
  18                USA           National Airlines B757-28A    RB211-535-E4    24260     Dec-88             33,953    3.3%

  19 Europe         Hungary       Malev             F-70        TAY MK620-15    11564     Dec-95             15,627    1.5%
  20 and Middle
     East           Hungary       Malev             F-70        TAY MK620-15    11565     Feb-96             16,353    1.6%
  21 (Emerging)     Hungary       Malev             F-70        TAY MK620-15    11569     Mar-96             16,460    1.6%
  22                Turkey        Air Alfa          A321-100    V2530-A5          597     May-96             44,623    4.3%

  23 Asia           Korea        Asiana             B767-300    CF6-80C2B6F     24798     Oct-90             56,127    5.5%
  24 (Emerging)     Taiwan       China Airlines     A300-600R   A300-600R         555     Mar-90             50,720    4.9%
  25                China        China Hainan       B737-3Q8    CFM 56-3C1      26295     Dec-93             26,783    2.6%

  26 Latin America  Brasil       Varig              A310-300    JT9D-7R4E1        437     Nov-86             30,183    2.9%
  27 (Emerging)     Brasil       Passeredo          B747-341B   CF6-80C2        24106     Apr-88             62,673    6.1%
  28                Brasil       VASP               B737-3Q8    CFM-3B2         24299     Nov-88             21,407    2.1%
  29                Mexico       Aero Mexico        B757-2Q8    PW 2037         26272     Mar-94             42,727    4.2%
  30                Mexico       TAESA              B737-4Q8    CFM 56-3B2      24234     Oct-88             22,340    2.2%

  31 Other          Fiji         Air Pacific        B767-3X2ER  CF6-80C2B4      26260     Sep-94             68,913    6.7%
  32                Iceland      IcelandAir         B737-3S3F   CFM 56-3B2      23811     Oct-87             21,423    2.1%
  33                Oman         Oman Air           A310-300    JT9D-7R4E1        409     Nov-85             25,210    2.4%

                                                                                                      --------------------
      Total                                                                                               1,029,437    100%
                                                                                                      ====================
  ------------------
  (1) Regions are defined according to MSCI designations.
  (2) Adjusted Base Value is the Base Value of each aircraft as per the
      September 30, 1998 Appraisal.
  (3) Total Number of Lessees =30
  (4) Total Number of Countries = 19